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                                 EXHIBIT 23.5

                        CONSENT OF REDWOOD PARTNERS LLC

We hereby consent to the use of Appendix B containing our opinion letter dated October 13, 1997 to the board of Directors of OrCAD, Inc. ("OrCAD") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 relating to the combination of OrCAD and MicroSim Corporation and to the references to our firm name in the Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under section 7 of Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.

Redwood Partners LLC

By: /s/ Jim Timmins
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       Jim Timmins
       Managing Director